UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2015
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 14, 2015, Nu Skin Enterprises, Inc. (the "Company") entered into a settlement and release agreement (the "Settlement Agreement") with Daniel R. Chard, who served as the Company's President of Global Sales and Operations until his resignation, which was effective September 4, 2015. The Settlement Agreement makes certain modifications to Mr. Chard's non-competition obligations under his employment agreement (the "Employment Agreement") and other agreements with the company to allow him to accept a position with Blyth, Inc. and its subsidiaries. The Settlement Agreement includes the following terms, among others:

•
The parties agree that Mr. Chard's employment with Blyth will not be in violation of the non-competition provisions of Mr. Chard's employment agreement or the Company's deferred compensation plan so long as Blyth does not modify its business or compensation practices as specified in the Settlement Agreement.

•	Mr. Chard releases the Company from any and all claims or causes of action arising from, or relating to, his employment with the Company or the termination thereof, except that he does not waive certain rights and benefits, including under the Company's 401(k) plan, deferred compensation plan, equity award agreements under the Company's compensation plans, indemnification rights and any insurance policy insuring officers and directors of the Company.

•
For a specified period of time, Mr. Chard agrees not to solicit any employee, distributor or other sales force member of the Company, or the vendor or supplier of the Company's material products, to (1) terminate their employment or other relationship with the Company; or (2) accept employment, become a distributor or member of the sales force or enter into any consulting or other arrangement, or become a supplier or vendor for, any person or entity other than the Company.

The foregoing description of the Settlement Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibit.

10.1	Settlement and Release Agreement dated October 14, 2015 between the Company and Daniel R. Chard.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch Wood
Ritch Wood
 Chief Financial Officer

Date:  October 15, 2015

EXHIBIT INDEX

Exhibit No.                                                                                    Exhibit Description
10.1	Settlement and Release Agreement dated October 14, 2015 between the Company and Daniel R. Chard.